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EXHIBIT 23.1 - Consent of Leslie Taylor Associates


                     CONSENT OF LESLIE TAYLOR ASSOCIATES

     We consent to the reference to our firm and our report dated October 11, 2001 as referenced in the following sections of Form 10-KSB filed on behalf of DBS Industries, Inc. for calendar year 2001:

     Risk Factor - The E-SAT  system has  experienced  delays that could Lead to the loss of the E-SAT FCC license

     Management's Discussion and Analysis or Plan of Operations

     Notes 1 and 4 to the Consolidated Financial Statements

     We are providing the consent to the company who is relying on us as expert for purpose of the company's FCC regulatory compliance.

                                                LESLIE TAYLOR ASSOCIATES



                                                /s/ Leslie A. Taylor
                                                ------------------------------
                                                Leslie A. Taylor, Esq.

Bethesda, Maryland
May 16, 2002